Exhibit 3.1

UNITED BANKSHARES, INC.

RESTATED BYLAWS

Effective March 20, 2020

ARTICLE I

Offices

Section 1. The principal office of the corporation shall be located at 500 Virginia Street East, Charleston, West Virginia, provided that the Board of Directors shall have power to change the location of the principal office at is discretion.

Section 2. The corporation may also have offices and keep its books at such other place or places within the State of West Virginia as the Board of Directors may from time to time appoint, or as the business of the corporation may require.

ARTICLE II

Shareholders and Shares of Stock

Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on the third Monday in May of each calendar year or on such other date as may be designated in the notice and call of such meeting, at the principal office of the corporation, or at such other place either within or without the State of West Virginia as the Board of Directors shall, from time to time, determine, and the place and the hour at which such meeting shall be held shall be stated in the notice and call of such meeting. At such meeting, the Board of Directors shall be elected and such other business shall be transacted as is usual at the annual meeting of a corporation. Such meeting may adjourn to a later date, and no notice of such adjourned meeting shall be necessary.

Section 2. Special Meeting. Special meetings of the shareholders may be held at such places within the State of West Virginia as may be designated in the notice and call of such meeting, or if no place be specified, then at the principal office of the corporation; provided, however, that when requested by the Board of Directors any special meeting of the shareholders may be held either within or without the State of West Virginia at such place as may be designated in the notice and call of such meeting. The Board of Directors, the Chairman, the President, the Secretary, or any number of shareholders owning in the aggregate at least one-tenth (1/10 th) of the number of shares outstanding shall have the right to request special meetings of the shareholders, in which event a call for the meeting shall be made by the Secretary. Any request for a special meeting of the shareholders shall include a reasonable time period within which such meeting shall be held. The notice of special meetings shall state the business to be transacted, and no business other than that included in the notice or incidental thereto shall be transacted at such meeting. Special meetings may adjourn to a later date, and no notice of such adjourned meeting shall be necessary.

Section 3. Notice of Meeting. Notice of annual and special meetings shall be given by mailing to each shareholder a written notice thereof specifying the time and place of such meeting, and, in the case of special meetings, the business to be transacted, as hereinbefore set forth, such notice to be mailed to the last addresses of the shareholders as they respectively appear upon the books of the corporation, and in the case of annual meetings not less than ten (10) days, and in the case of special meetings not less than five (5) days, before the date of such meeting and the mailing of such notice shall be sufficient and no publication or further notice shall be necessary. Such notice may be signed by the Chairman or the Secretary.

Section 4. Nomination of Directors. Directors shall be nominated by the Board prior to the giving of notice of any meeting of shareholders wherein directors are to be elected. Additional nominations of directors may be made by any shareholder; provided that such nomination or nominations must be made in writing, signed by the shareholder and received by the Chairman or President no later than ten (10) days from the date the notice on the meeting of shareholders was mailed; however, in the event the notice is mailed less than thirteen (13) days prior to the meeting, such nomination or nominations must be received no later than three (3) days prior to any meeting of the shareholders wherein directors are to be elected.

Section 5. Quorum. A quorum of the shareholders shall consist of at least a majority of all of the shares of stock entitled to vote. Any number less than a quorum present may adjourn any shareholders’ meeting until a quorum is present, and no notice as to such adjourned meeting shall be necessary.

Section 6. Voting Rights. In all elections of directors of the corporation, each shareholder shall have the right to cast one vote for each share of stock owned by him and entitled to vote, and he may cast the same in person or by proxy for as many persons as there are directors to be elected, or he may cumulate such votes and give one (1) candidate as many votes as the number of directors to be elected multiplied by the number of his shares of stock shall equal; or he may distribute them on the same principle among as many candidates and in such manner as he shall desire, and the directors shall not be elected in any other manner; and on any other question to be determined by a vote of shares at any meeting of shareholders, each shareholder shall be entitled to one (1) vote for each share of stock owned by him and entitled to a vote, and he may exercise this right in person or by proxy; provided, however, no voting stock and proxies will be strictly limited to the powers granted therein.

Section 7. Conduct~~Organization~~ of Shareholders’ Meeting. The Chairman of the Board of Directors shall call the meetings of the shareholders to order and the Secretary of the corporation shall act as Secretary of such meetings. In the absence of such officer, or any one of them, the shareholders present (in person or by proxy) shall designate the chairman and/or secretary, as the case may be. The Board of Directors is authorized to use electronic communication for shareholders’ meetings. If the Board of Directors elects to use electronic communications for shareholders’ meetings, then any or all of the shareholders may participate in a regular or special meeting by, or conduct the meeting through the use of, any means of communication by which all shareholders may simultaneously hear each other during the meeting. The Board of Directors may determine that shareholders not physically present in person or by proxy at a shareholder meeting may participate in a shareholders’ meeting by electronic communication. The Board of Directors also may determine that a meeting of the shareholders shall not be held at a physical place, but instead held solely by any means of electronic communication. It is the intent of these bylaws that electronic communication shall be construed broadly so as to permit all forms of remote communication by which all shareholders may simultaneously hear each other during the meeting. Participation by electronic communication constitutes presence at the meeting.

Section 8. Order of Business. No formal order of business need be followed in any meeting, regular or special, of the shareholders.

Section 9. Certificates for Shares of Stock. Every holder of shares of stock in this corporation, when the same shall be fully paid for, shall be entitled to have a certificate signed by, or in the name of the corporation by, the Chairman and the President of this corporation, or such other officers as the Board may designate, certifying the number of shares owned by him in this corporation.

Section 10. Lost or Destroyed Stock Certificates. A certificate of stock may be issued in lieu of the certificate lost or destroyed upon compliance with the following terms and conditions by the person who appears by the books of the corporation to be the owner of the lost or destroyed certificate. The record owner shall file with the officers of the corporation an affidavit setting forth the time, place and circumstances of the loss to the best of his knowledge and belief and either (a) execute and deliver to the corporation a bond with good surety, in a penalty of at least the value of the shares of stock represented by the lost or destroyed certificate, conditioned to indemnify the corporation and all persons whose rights may be affected by the issuance of the new certificate against any loss in consequence of the new certificate being issued; or (b) with the discretion of management, execute and deliver to the corporation an indemnification of the corporation and all persons whose rights may be affected by issuance of the new certificate.

Section 11. Ownership of Capital Stock. The person in whose name shares of stock stand on the books of the corporation shall be deemed the owner thereof so far as the corporation is concerned.

The personal representatives of a deceased stockholder shall be entitled to vote the shares of stock of his decedent without having any such shares transferred to him. No voting right shall be given to any stock while owned by the corporation nor shall any stock so held be entitled to any dividend.

Section 12. Stock Transfer Books. Stock transfer books shall be kept by the Secretary of the corporation, in which the shares shall be transferred under such regulations as may be prescribed by the Board of Directors.

Section 13. Restrictions of Transfer, Pledge or Sale of Stock. The rights to subscribe for, and to transfer, pledge or sell, shares of stock of this corporation may be made subject to such conditions and restrictions as are provided for in any written agreement among and between the stockholders and this corporation that may be authorized and approved by the Board of Directors.

Section 14. Closing of Stock Books. The Board of Directors is authorized to fix the time, not exceeding seventy (70) days preceding the date of any meeting of the shareholders or any dividend payment date, or any date for the allotment of rights, during which the books of the corporation shall be closed against the transfer of stock, or in lieu of providing for the closing of the books against transfer of stock, the Board of Directors is authorized to fix a date, not exceeding seventy (70) days preceding the date of any meeting of the shareholders or any dividend payment date, or any date for allotment of rights, as a record date for the determination of the shareholders entitled to notice of, or to vote at, such meeting and/or entitled to receive such dividend payment or rights, as the case may be, and only shareholders of record on such date shall be entitled to notice of and/or to vote at such meeting or to receive such dividend payments or rights.

ARTICLE III

Directors

Section 1. Board of Directors. The business and affairs of the corporation shall be managed by a Board of Directors. Directors need not be residents of the State of West Virginia.

Section 2. Election of Directors. The number of directors shall be at least five (5) and no more than thirty-five (35), provided that the number may be increased or decreased from time to time by an amendment to these bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Prior to the sending of notice of the annual meeting, the Board of Directors shall establish the number of directors for the next year and shall select nominees to fill the positions. The directors shall be elected at each annual meeting of the shareholders, or any adjournment thereof, to serve until the next annual meeting of the shareholders or until their offices shall be declared vacant, or until their successors are elected and qualified; provided, however, the directors at any duly called meeting, without shareholder approval, may elect, during any calendar year, directors for any vacancies who shall serve until the next annual meeting of shareholders or until their successors are elected and qualified; and provided, further, that at any time during the year the directors may enlarge the number of directors and may fill those vacancies or may decrease the number of directors but no such decrease shall have the effect of shortening or terminating the term of any incumbent director.

Section 3. Vacancies. Each vacancy existing in the Board of Directors and any directorship to be filled by reason of an increase in the number of directors, unless the articles of incorporation or bylaws provide that a vacancy shall be filled in some other manner, may be filled by the affirmative vote of a majority of the remaining directors at an annual, regular or special meeting of the Board of Directors. Any directorship to be filled by reason of a vacancy or an increase in the number of directors may be filled by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

Section 4. Quorum of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In determining what constitutes a quorum, directors who have died, resigned or are incapacitated shall not be considered.

Section 5. Annual Meeting of Directors. Within thirty (30) days after each annual meeting of shareholders, the Board of Directors elected at such meeting shall hold an annual meeting at which they shall elect officers and transact such other business as may come before the meeting.

Section 6. Regular Meetings of Directors. A regular meeting of the Board of Directors may be held at such time as shall be determined from time to time by the resolution of the Board of Directors.

Section 7. Special Meetings of Directors. The Secretary shall call a special meeting of the Board of Directors whenever requested to do so by the Chairman or by two (2) directors. Such special meeting shall be held at the time specified in the notice of meeting.

Section 8. Place of Directors’ Meeting. All meetings of the Board of Directors (annual, regular or special) shall be held either at the principal office of the corporation or at such other place, either within or without the State of West Virginia, as shall be specified in the notice of meeting, provided that the Board of Directors approve the location of any meeting to be held outside the State of West Virginia.

Section 9. Presiding Officer; Recording Officer. At all meetings of the Board of Directors, the Chairman, or in the absence of him, any director elected by the directors present, shall preside. The Secretary or any person appointed by the directors shall serve as the recording officer of the meeting and shall keep a record of the proceedings. The records shall be verified by the signature of the person acting as chairman and the recording officer of the meeting.

Section 10. Notice of Directors’ Meetings. All meetings of the Board of Directors (annual, regular or special) shall be held upon not less than twenty-four (24) hours written notice stating the date, place and hour of meeting delivered to each director either personally or by mail at the direction of the Chairman or the Secretary.

Section 11. Waiver of Notice. Notice of the time, place or purpose of any meeting of directors, whether required by the provisions of the corporation laws of the State of West Virginia or by these bylaws, shall be dispensed with if every director shall attend such meeting in person, or if every absent director shall, in writing file with the records of the meeting either before or after the holding thereof, waiver of such notice.

Section 12. Action by Unanimous Consent. Whenever the vote of directors at a meeting thereof is required or permitted to be taken in connection with any corporate action, the meeting and vote of such directors may be dispensed with if all the directors shall agree in writing to such corporate action being taken, and such agreement shall have like effect and validity as though the action were duly taken by the unanimous action of all directors at a meeting of such directors duly called and legally held.

Section 13. Order of Business. No formal order of business need be followed in any meeting of the directors, either regular or special.

Section 14. Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate an executive committee and one (1) or more committees, each committee to include two (2) or more of the directors of the corporation, which, to the extent provided in such resolution or resolutions, shall have and may exercise the power of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it; provided that no such committee shall have the authority of the Board in reference to amending the articles of incorporation, adopting a plan of merger or consolidation, recommending to the shareholders the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation otherwise than in the usual and regular course of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the bylaws of the corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board shall determine the number of members for each committee and shall elect the members of each committee. Each committee member shall hold office until his successor is elected, or until his death, resignation, or removal from the committee, or until he shall cease to be a director, whichever shall occur first. The Board may designate a reasonable compensation for serving on each committee. Each committee shall report its actions and present a copy of its minutes to the Board at its next meeting assuming the committee meeting reasonably precedes the Board meeting. The Board may accept, ratify, approve, amend, modify, repeal or change the actions of such committee. The designation of any such committee and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law.

Section 15. Election of Officers. The directors shall elect the officers of the corporation. The Board of Directors may designate such officers or officials as from time to time may be deemed advisable, and may prescribe their duties. The directors shall have the power to fix the salaries of all officers and employees of the corporation, but in the absence of action by the directors, such power shall be vested in the Chairman, except as to his own salary and that of the President.

Section 16. Compensation. Directors, as such, shall not receive any stated salary for their services, but by resolution of the Board of Directors a fixed sum and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board, provided, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor; provided that no director who is also a salaried employee of the corporation or its subsidiaries shall receive any compensation for attendance at annual, regular or special meetings of the Board or any committees of the corporation or its subsidiaries with the exception of expense of attendance, if any, allowed for such meetings.

ARTICLE IV

Officers and Employees

Section 1. Officers. Officers of the corporation shall be a chairman, a president, a secretary and a treasurer, and any other officers, all of whom shall be designated and chosen by the Board of Directors. None of the officers of the corporation need be a shareholder or director of the corporation. Any two of the above named offices may be held by the same person, but no officer shall execute, acknowledge, or verify any instrument in more than one capacity, if such instrument is required by law or by these bylaws to be executed, acknowledged, verified or countersigned by any two (2) or more officers. The foregoing officers shall hold office until the next regular annual meeting of the Board of Directors, held after the annual meeting of the shareholders, and until their successors are elected and qualified. In his absence, any duty to be performed by an officer of the corporation may be performed by his duly authorized assistant officer.

Section 2. Removal of Officers. Any and all officers of the corporation may be removed at any time and their successors elected by a majority vote of the Board of Directors at any regular or special meeting of the directors.

Section 3. Employees. All employees of the corporation may be appointed and their salaries fixed by the Chairman, subject to the approval of the Board of Directors. All employees except the President, the Secretary and the Treasurer shall hold office during the will and pleasure of the Chairman, subject to action by the Board of Directors, and may be removed at any time by the Chairman, subject to action by the Board of Directors. If such employees are appointed by the directors, they (except the above specified officers) may nevertheless be removed by the Chairman unless he be expressly forbidden so to do by the directors.

Section 4. Agents. The Board of Directors shall employ such agents as the Board may deem appropriate, and shall hire such agents on such terms as the Board may deem advisable.

Section 5. Powers and Duties of the Chairman. Subject to the control of the Board of Directors, the Chairman shall have general charge of the business of the corporation and shall be the chief executive officer of the corporation; he shall keep the Board of Directors fully informed of the business of the corporation; he may sign and execute all authorized bonds, contracts or other obligations in the name of, and on behalf of the corporation; and, with the President he shall sign all certificates of stock; and, without further authorization than these presents, he may sign all checks and/or drafts upon funds of the corporation in its name and on its behalf, any bank or depository in which funds of the corporation shall be deposited shall be fully and conclusively protected in honoring any checks and/or drafts on behalf of the corporation signed by the Chairman. Subject to the action of the Board of Directors, he shall have the power to fix the salaries of all officers, agents and employees of the corporation and shall have the power to employ and discharge all agents and employees of the corporation, subject to the control of the Board of Directors. He shall generally conduct the affairs of the corporation, and shall do and perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 6. Vacancy in the Office of Chairman. In the case of a vacancy in the office of Chairman or in the absence, incapacity or disqualification of the Chairman, the Executive Committee shall meet as soon as possible and choose a chairman for a committee to consist of the executive officers of the corporation, which committee shall perform all the duties and be vested with all the authority of the Chairman, until his return or until his replacement is named by the Board of Directors pursuant to Article IV, Section 11 of the bylaws.

Section 7. President. The President shall have such powers and shall perform such duties as may be assigned to him by the Chairman.

Section 8. Secretary. The Secretary shall keep the minutes of all meetings of the shareholders. The Secretary shall likewise attend to the giving and serving of all notices of meetings, shall affix the seal of the corporation to all certificates of stock and all authorized contracts and obligations of the corporation, and shall attest the same, shall keep the transfer books and ledgers of the corporation, which books shall be at all reasonable times, open for examination to any director, shall conform to the requirements of Article V hereof, and shall in general perform all of the duties incident to the office of the Secretary and shall have such other powers and duties as shall be from time to time conferred upon him by the Board of Directors.

Section 9. Treasurer. The Treasurer shall have the custody of all the funds and securities of the corporation, and shall keep full and accurate account of all monies received and paid on account of the corporation which shall truly reflect all of the financial transactions and conditions of the corporation, and shall conform to the requirements of Article V hereof, and he shall in general perform all of the duties incident to the office of the Treasurer and shall have such other powers and duties as shall be from time to time conferred upon him by the Board of Directors.

Section 10. Assistant Secretary and Assistant Treasurer. The Board of Directors may designate and choose one (1) or more individuals to serve as Assistant Secretary or Assistant Treasurer, who shall have the usual powers and duties pertaining to their offices together with such other powers and duties as may be assigned to them by the Board of Directors. In case of the absence or disability of the Secretary and Treasurer, the duties of the Secretary and Treasurer shall be performed by an Assistant Secretary and or Assistant Treasurer.

Section 11. Absence or Inability to Act. In the case of absence or inability to act of any officer of the corporation and of any person herein authorized to act in his place, the Board of Directors shall have the obligation from time to time to delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select.

ARTICLE V

Corporate Records

Section 1. Corporate Records. The directors and officers of the corporation shall keep accurate account of the corporate transactions. The books and records of the corporation shall at all times be subject to examination by any director or by any committee appointed for the purpose at a meeting of the shareholders, or by the holders of at least one-tenth ( 1/10th) of the stock outstanding not in a meeting. The minutes and resolutions of the Board of Directors shall at all times be open to examination of any member of the Board or by any committee appointed by the shareholders, and such minutes shall be produced whenever required by the shareholders at any meeting. The books of the corporation shall be so kept as to show at all times what money or other consideration was received by the corporation for the stock issued by it and the number of shares issued.

ARTICLE VI

Dividends and Finance

Section 1. Dividends. The Board of Directors may from time to time declare and pay dividends of so much of the net profits of the corporation as they deem it prudent to divide, payable in cash or other property of the corporation, against its accumulated earnings or surplus, whenever such declaration of dividends will not impair the capital of the corporation and is not otherwise prohibited by law, rule or regulation.

Section 2. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January in each year, unless otherwise provided by the Board of Directors.

ARTICLE VII

Amendment to Bylaws

Section 1. Amendment to Bylaws. These bylaws may be altered, amended or repealed in whole or in part at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at the meeting, a quorum being present, and such changes shall be effective upon adoption by the Board of Directors without prior notice to, or the prior approval of, the shareholders; ~~provided that all stockholders shall be notified in writing of any changes to the bylaws by setting forth an explanation of such changes or including a restated copy of the bylaws in the notice of proxy materials for the next meeting of shareholders; and~~ provided ~~further~~, that these bylaws are subject to repeal or change by the affirmative vote of the holders of a majority of the issued and outstanding shares then entitled to vote, at any meeting of the shareholders.